Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. 1350

(SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

In connection with the Quarterly Report of Broadmark Realty Capital Inc. (the “Company”) on Form 10-Q, for the period ended September 30, 2019 as filed with the Securities and Exchange Commission (the “Report”), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his or her knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 2, 2019

/s/ Jeffrey Pyatt
Jeffrey Pyatt
Chief Executive Office
(Principal Executive Officer)

/s/ Joanne Van Sickle
Joanne Van Sickle
Controller
(Principal Financial and Accounting Officer)

Exhibit 32-1